Exhibit 99.1
Wynn Resorts, Limited Reports Second Quarter 2014 Results
LAS VEGAS, July 29, 2014 — Wynn Resorts, Limited (Nasdaq: WYNN) today reported financial results for the second quarter ended June 30, 2014.
Net revenues for the second quarter of 2014 were $1,412.1 million, compared to $1,332.3 million in the second quarter of 2013. The growth was the result of a 12.5% increase in net revenues from our Las Vegas Operations and a 3.2% net revenue increase from our Macau Operations. Adjusted property EBITDA (1) was $467.4 million for the second quarter of 2014, a 9.8% increase from $425.7 million in the second quarter of 2013.
On a US GAAP basis, net income attributable to Wynn Resorts for the second quarter of 2014 was $203.9 million, or $2.00 per diluted share, compared to net income attributable to Wynn Resorts of $129.8 million, or $1.28 per diluted share, in the second quarter of 2013.
Adjusted net income attributable to Wynn Resorts, Limited (2) in the second quarter of 2014 was $215.1 million, or $2.11 per diluted share (adjusted EPS), compared to an adjusted net income attributable to Wynn Resorts of $152.9 million, or $1.51 per diluted share, in the second quarter of 2013.
Wynn Resorts also announced today that the Company has approved a cash dividend for the quarter of $1.25 per common share. This dividend will be payable on August 26, 2014, to stockholders of record on August 12, 2014.
Macau Operations
In the second quarter of 2014, net revenues were $960.6 million, a 3.2% increase from the $930.9 million generated in the second quarter of 2013. Adjusted property EBITDA in the second quarter of 2014 rose to $307.0 million, up 5.8% from $290.1 million in the second quarter of 2013.
Table games results in Macau are segregated into two distinct reporting categories, the VIP segment and the mass market segment.
Table games turnover in the VIP segment was $26.4 billion for the second quarter of 2014, an 11.7% decrease from $29.9 billion in the second quarter of 2013. VIP table games win as a percentage of turnover (calculated before commissions) for the quarter was 2.93%, within the expected range of 2.7% to 3.0% and in-line with the 2.94% experienced in the second quarter of 2013.
Table games win in the mass market segment increased by 43.3% to $311.0 million in the second quarter of 2014. Mass market table games win per unit per day increased by 53.0% to $17,852 from $11,671 in the second quarter of 2013. Drop in the mass market segment was $682.3 million in the second quarter of 2014, up 8.9% from the 2013 second quarter, while the segment’s win percentage of 45.6% compares to 34.6% in last year’s second quarter and sequentially to 43.4% in the first quarter of 2014. Note that customers purchase mass market gaming chips at either the gaming tables or the casino cage. Chips purchased at the casino cage are excluded from table games drop and will increase the expected win percentage. With the increased purchases at the casino cage, we believe the relevant indicator of volumes in the mass market segment should be table games win.
Slot machine handle of $1.5 billion for the second quarter of 2014 was 24.4% above the prior-year quarter, and slot win increased 14.1% compared to the prior-year period. Win per unit per day was 59.1% higher at $1,163, compared to $731 in the second quarter of 2013.
For the second quarter of 2014, we achieved an average daily rate (ADR) of $334, 6.4% above the $314 reported in the 2013 second quarter. Occupancy at Wynn Macau of 98.4% compares to 95.5% in the prior-year period, and revenue per available room (REVPAR) rose 9.7% to $329 in the 2014 quarter from $300 in last year’s second quarter. Gross non-casino revenues increased 0.7% during the quarter to $100.6 million.
Wynn Palace Project in Macau
The Company is currently constructing Wynn Palace, a fully integrated resort containing a 1,700-room hotel, performance lake, meeting space, casino, spa, retail offerings, and food and beverage outlets in the Cotai area of Macau. In July 2013, we signed a $2.6 billion guaranteed maximum price (GMP) contract for the project’s construction. The total project budget, including construction costs, capitalized interest, pre-opening expenses, land costs and financing fees, is $4.0 billion. We expect to open our resort on Cotai in the first half of 2016.
During the second quarter of 2014, we invested approximately $249.7 million in our Cotai project, taking the total investment to date to $1.1 billion.
Las Vegas Operations
For the quarter ended June 30, 2014, net revenues were $451.4 million, a 12.5% increase from $401.4 million in the second quarter of 2013. Adjusted property EBITDA reached a quarterly record of $160.4 million, up 18.3% from $135.7 million generated in the comparable period in 2013, the result of both a 5.9 percentage point increase in table games win percentage and a 7.3% increase in room revenues.
Net casino revenues in the second quarter of 2014 were $182.5 million, a 28.0% increase from the second quarter of 2013. Table games drop of $629.0 million was up 14.8% compared to $548.0 million in the 2013 quarter. Table games win percentage was 27.4%, above both the property’s expected range of 21% to 24% and the 21.5% reported in the 2013 quarter. Slot machine handle of $706.9 million was 0.8% below the $712.6 million in the comparable period of 2013, while net slot win was up 3.2% due to an increase in hold.
Room revenues were up 7.3% to $107.9 million during the quarter, versus $100.6 million in the second quarter of 2013. ADR increased 5.6% to $283 from $268, and occupancy improved to 88.4% from 86.9% in the second quarter of 2013. REVPAR was $251 in the 2014 second quarter, 7.7% above the $233 reported in the prior-year quarter.
Food and beverage revenues in the second quarter of 2014 were $149.1 million, up 1.8% from the 2013 second quarter. Retail, entertainment and other revenues improved 3.1% from last year’s quarter to $56.7 million.

Balance Sheet and Other
Our total unrestricted cash and investment securities balance at June 30, 2014 was $3.3 billion. Total debt outstanding at the end of the quarter was $7.3 billion, including $3.1 billion of Wynn Las Vegas debt, $2.3 billion of Wynn Macau debt and $1.9 billion at the parent company.
Conference Call Information
The Company will hold a conference call to discuss its results on July 29, 2014 at 5:30 a.m. PT (8:30 a.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.
Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, our dependence on existing management, results of regulatory or enforcement actions and probity investigations, pending or future legal proceedings, uncertainties over the development and success of new gaming and resort properties, adverse tourism trends, general global macroeconomic conditions, changes in gaming laws or regulations, volatility and weakness in world-wide credit and financial markets, and our substantial indebtedness and leverage. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
(1) “Adjusted property EBITDA” is earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, intercompany golf course and water rights leases, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates. Adjusted property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses adjusted property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors. The Company also presents adjusted property EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”). In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, adjusted property EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, adjusted property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in adjusted property EBITDA. Also, Wynn Resorts’ calculation of adjusted property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income before pre-opening costs, property charges and other, and certain other non-operating income and expenses. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income per share attributable to Wynn Resorts, Limited (“EPS”) are presented as supplemental disclosures because management believes that these financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to income and EPS computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, and (ii) operating income to adjusted property EBITDA and adjusted property EBITDA to net income attributable to Wynn Resorts, Limited.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Operating revenues:
Casino	$1,091,595	$1,016,148	$2,317,728	$2,122,651
Rooms	141,355	129,373	277,831	249,853
Food and beverage	174,308	169,555	316,145	309,256
Entertainment, retail and other	98,635	103,046	205,495	204,594
Gross revenues	1,505,893	1,418,122	3,117,199	2,886,354
Less: promotional allowances	(93,830)	(85,849)	(191,523)	(175,427)
Net revenues	1,412,063	1,332,273	2,925,676	2,710,927
Operating costs and expenses:
Casino	681,236	665,422	1,464,970	1,362,610
Rooms	37,659	33,984	73,004	67,374
Food and beverage	100,686	95,467	175,639	169,340
Entertainment, retail and other	39,878	42,956	84,413	83,282
General and administrative	128,520	132,381	239,797	227,290
Benefit for doubtful accounts	(2,710)	(11,225)	(5,438)	(4,221)
Pre-opening costs	5,001	434	8,074	886
Depreciation and amortization	78,351	93,218	155,010	185,736
Property charges and other	2,100	5,612	12,034	10,958
Total operating costs and expenses	1,070,721	1,058,249	2,207,503	2,103,255
Operating income	341,342	274,024	718,173	607,672
Other income (expense):
Interest income	5,505	4,158	10,258	8,380
Interest expense, net of capitalized interest	(81,765)	(73,764)	(157,021)	(149,141)
(Decrease) increase in swap fair value	(4,653)	13,512	(3,811)	16,656
Loss on extinguishment of debt	(2,254)	(26,578)	(3,783)	(26,578)
Equity in income from unconsolidated affiliates	298	391	606	591
Other	693	2,097	396	3,262
Other income (expense), net	(82,176)	(80,184)	(153,355)	(146,830)
Income before income taxes	259,166	193,840	564,818	460,842
(Provision) benefit for income taxes	(764)	(1,124)	(3,373)	4,018
Net income	258,402	192,716	561,445	464,860
Less: net income attributable to noncontrolling interests	(54,496)	(62,931)	(130,643)	(132,112)
Net income attributable to Wynn Resorts, Limited	$203,906	$129,785	$430,802	$332,748
Basic and diluted income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$2.02	$1.29	$4.27	$3.32
Diluted	$2.00	$1.28	$4.22	$3.28
Weighted average common shares outstanding:
Basic	100,915	100,484	100,869	100,361
Diluted	102,018	101,549	101,979	101,493
Dividends declared per common share	$1.25	$1.00	$2.50	$2.00

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income attributable to Wynn Resorts, Limited	$203,906	$129,785	$430,802	$332,748
Pre-opening costs	5,001	434	8,074	886
Loss on extinguishment of debt	2,254	26,578	3,783	26,578
Decrease (increase) in swap fair value	4,653	(13,512)	3,811	(16,656)
Property charges and other	2,100	5,612	12,034	10,958
Adjustment for noncontrolling interest	(2,772)	4,027	(6,678)	4,047
Adjusted net income attributable to Wynn Resorts, Limited (2)	$215,142	$152,924	$451,826	$358,561
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$2.11	$1.51	$4.43	$3.53

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Three Months Ended June 30, 2014
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$217,710	$97,424	$26,208	$341,342
Pre-opening costs	5,001	—	—	5,001
Depreciation and amortization	32,107	44,726	1,518	78,351
Property charges and other	2,033	67	—	2,100
Management and royalty fees	37,620	6,777	(44,397)	—
Corporate expenses and other	10,946	10,379	10,584	31,909
Stock-based compensation	1,584	909	5,931	8,424
Equity in income from unconsolidated affiliates	—	142	156	298
Adjusted Property EBITDA(1)	$307,001	$160,424	$—	$467,425

	Three Months Ended June 30, 2013
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$216,236	$49,551	$8,237	$274,024
Pre-opening costs	434	—	—	434
Depreciation and amortization	29,526	62,095	1,597	93,218
Property charges and other	(1,453)	7,065	—	5,612
Management and royalty fees	37,680	6,033	(43,713)	—
Corporate expenses and other	6,528	8,427	8,365	23,320
Stock-based compensation	1,137	2,253	25,356	28,746
Equity in income from unconsolidated affiliates	—	233	158	391
Adjusted Property EBITDA(1)	$290,088	$135,657	$—	$425,745

			Three months ended June 30,
			2014	2013
Adjusted Property EBITDA(1)			$467,425	$425,745
Pre-opening costs			(5,001)	(434)
Depreciation and amortization			(78,351)	(93,218)
Property charges and other			(2,100)	(5,612)
Corporate expenses and other			(31,909)	(23,320)
Stock-based compensation			(8,424)	(28,746)
Interest income			5,505	4,158
Interest expense, net of capitalized interest			(81,765)	(73,764)
(Decrease) increase in swap fair value			(4,653)	13,512
Loss on extinguishment of debt			(2,254)	(26,578)
Other			693	2,097
Provision for income taxes			(764)	(1,124)
Net income			258,402	192,716
Less: Net income attributable to noncontrolling interests			(54,496)	(62,931)
Net income attributable to Wynn Resorts, Limited			$203,906	$129,785

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Six Months Ended June 30, 2014
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$502,640	$148,938	$66,595	$718,173
Pre-opening costs	8,074	—	—	8,074
Depreciation and amortization	63,266	88,716	3,028	155,010
Property charges and other	12,213	(179)	—	12,034
Management and royalty fees	82,375	12,496	(94,871)	—
Corporate expenses and other	19,867	18,570	17,362	55,799
Stock-based compensation	2,894	1,935	7,516	12,345
Equity in income from unconsolidated affiliates	—	236	370	606
Adjusted Property EBITDA(1)	$691,329	$270,712	$—	$962,041

	Six Months Ended June 30, 2013
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$467,762	$89,970	$49,940	$607,672
Pre-opening costs	886	—	—	886
Depreciation and amortization	58,823	123,705	3,208	185,736
Property charges and other	1,166	9,819	(27)	10,958
Management and royalty fees	76,876	11,828	(88,704)	—
Corporate expenses and other	13,146	16,030	11,926	41,102
Stock-based compensation	2,140	4,480	23,248	29,868
Equity in income from unconsolidated affiliates	—	182	409	591
Adjusted Property EBITDA(1)	$620,799	$256,014	$—	$876,813

			Six months ended June 30,
			2014	2013
Adjusted Property EBITDA(1)			$962,041	$876,813
Pre-opening costs			(8,074)	(886)
Depreciation and amortization			(155,010)	(185,736)
Property charges and other			(12,034)	(10,958)
Corporate expenses and other			(55,799)	(41,102)
Stock-based compensation			(12,345)	(29,868)
Interest income			10,258	8,380
Interest expense, net of capitalized interest			(157,021)	(149,141)
(Decrease) increase in swap fair value			(3,811)	16,656
Loss on extinguishment of debt			(3,783)	(26,578)
Other			396	3,262
(Provision) benefit for income taxes			(3,373)	4,018
Net income			561,445	464,860
Less: Net income attributable to noncontrolling interests			(130,643)	(132,112)
Net income attributable to Wynn Resorts, Limited			$430,802	$332,748

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Room statistics for Macau operations:
Occupancy	98.4%	95.5%	98.3%	94.7%
Average daily rate (ADR)(a)	$334	$314	$336	$315
Revenue per available room (REVPAR)(b)	$329	$300	$330	$298
Other information for Macau operations:
Table games win per unit per day(c)	$26,146	$24,571	$27,857	$25,060
Slot machine win per unit per day(d)	$1,163	$731	$1,022	$769
Average number of table games	455	489	473	492
Average number of slot machines	624	869	732	856
Room statistics for Las Vegas operations:
Occupancy	88.4%	86.9%	88.1%	84.9%
Average daily rate (ADR)(a)	$283	$268	$279	$263
Revenue per available room (REVPAR)(b)	$251	$233	$246	$224
Other information for Las Vegas operations:
Table games win per unit per day(c)	$8,130	$5,548	$7,281	$7,025
Table games win %	27.4%	21.5%	24.0%	24.4%
Slot machine win per unit per day(d)	$276	$231	$274	$223
Average number of table games	233	233	232	233
Average number of slot machines	1,837	2,126	1,851	2,157

(a)
ADR is average daily rate and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms occupied including complimentary rooms.

(b)	REVPAR is revenue per available room and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms available.

(c)	Table games win per unit per day is shown before discounts and commissions, as applicable.

(d)	Slot machine win per unit per day is calculated as gross slot win minus progressive accruals and free play.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Lewis Fanger, Vice President
702-770-7555
investorrelations@wynnresorts.com